Exhibit 99.1

Popular, Inc. Announces Third Quarter 2023 Financial Results

•

Net income of $136.6 million in Q3 2023, including an after-tax goodwill impairment charge in our U.S. based equipment leasing subsidiary of $16.4 million, compared to net income of $151.2 million in Q2 2023.

•	Net interest income amounted to $534.0 million, an increase of $2.4 million compared to Q2 2023.

•	Net interest margin of 3.07% in Q3 2023, compared to 3.14% in Q2 2023; net interest margin on a taxable equivalent basis of 3.24% in Q3 2023, compared to 3.29% in Q2 2023.

•	Non-interest income of $159.5 million, or $1.0 million lower than in Q2 2023.

•	Operating expenses amounted to $466.0 million, an increase of $5.7 million compared to Q2 2023, including a non-cash goodwill impairment of $23.0 million.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $24.0 million from Q2 2023; NPLs to loans ratio at 1.1% vs. 1.2% in Q2 2023;

•	Net charge-offs (“NCOs”) increased by $8.7 million from Q2 2023; annualized NCOs at 0.39% of average loans held-in-portfolio vs. 0.29% in Q2 2023;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.09% vs. 2.12% in Q2 2023; and

•	ACL to NPLs at 196.7% vs. 181.6% in Q2 2023.

•	Loans increased by $998.4 million and by $764.4 million in average quarterly balances, from Q2 2023.

•	Ending deposit balances decreased by $667.2 million while average quarterly balances increased by $1.4 billion, from Q2 2023.

•	Common Equity Tier 1 ratio of 16.81%, Common Equity per Share of $61.49 and Tangible Book Value per Share of $50.20 at September 30, 2023.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $136.6 million for the quarter ended September 30, 2023, including an after-tax goodwill impairment charge in our U.S. based equipment leasing subsidiary of $16.4 million, compared to net income of $151.2 million for the quarter ended June 30, 2023.

Ignacio Alvarez, President and Chief Executive Officer, said: “We are pleased to report another strong quarter. Net income totaled $137 million, which includes a $16 million after-tax goodwill impairment in our U.S. based equipment leasing subsidiary. Excluding this impact, net income would have been $153 million, $2 million higher than the previous quarter.

Our positive results were driven by higher revenues and lower operating expenses, excluding the non-cash goodwill impairment, partially offset by a higher provision for loan losses. We grew our loan portfolio by $1 billion, which contributed to an increase in net interest income despite higher deposit costs. Approximately $600 million of the increase took place in Puerto Rico, reflecting strong economic activity. During the quarter, we crossed a significant milestone, reaching more than 2 million unique customers in Puerto Rico.

Our achievements are made possible by a dedicated team of more than 9,000 colleagues and further strengthen our commitment to our customers, communities and shareholders. Earlier this month we celebrated our 130th anniversary and our team’s energy was palpable. We are proud of our history, which has made us a strong organization with deep-rooted values, and are excited about the opportunities that lie ahead.”

Earnings Highlights

(Unaudited)	Quarters ended			Nine months ended
(Dollars in thousands, except per share information)	30-Sep-23	30-Jun-23	30-Sep-22	30-Sep-23	30-Sep-22
Net interest income	$534,020	$531,668	$579,619	$1,597,344	$1,607,793
Provision for credit losses	45,117	37,192	39,637	129,946	33,499

Net interest income after provision for credit losses	488,903	494,476	539,982	1,467,398	1,574,294
Other non-interest income	159,549	160,471	426,494	481,981	738,597
Operating expenses	465,984	460,284	476,095	1,366,955	1,284,712

Income before income tax	182,468	194,663	490,381	582,424	1,028,179
Income tax expense	45,859	43,503	67,986	135,676	182,677

Net income	$136,609	$151,160	$422,395	$446,748	$845,502

Net income applicable to common stock	$136,256	$150,807	$422,042	$445,689	$844,443

Net income per common share-basic	$1.90	$2.10	$5.71	$6.22	$11.09

Net income per common share-diluted	$1.90	$2.10	$5.70	$6.21	$11.07

Net interest income on a taxable equivalent basis – Non-GAAP financial measure

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D and E for the quarter ended September 30, 2023 and Table F for the nine-month periods ended September 30, 2023 and 2022. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income for the quarter ended September 30, 2023 was $534.0 million, an increase of $2.4 million when compared to the previous quarter. Net interest income on a taxable equivalent basis for the third quarter of 2023 was $563.7 million, compared to $558.4 million in the previous quarter, an increase of $5.3 million. The increase in taxable equivalent net interest income results from a higher volume of exempt investments, partially offset by a higher disallowed interest expense in the Puerto Rico tax computation driven by the increase in deposit volume and cost. Refer to the income taxes discussion for further information.

Net interest margin decreased seven basis points to 3.07%. On a taxable equivalent basis, net interest margin for the third quarter of 2023 was 3.24%, compared to 3.29% for the prior quarter, or a five basis points decrease. The lower reduction in the taxable equivalent rate results from a higher benefit of a higher volume of exempt investment securities in Puerto Rico. The main variances in net interest income on a taxable equivalent basis were:

•

Higher interest income from investment securities, trading and money market investments by $27.4 million driven mainly by higher volume of U.S. Treasury bills, partially offset by a lower volume of money market investments. Both asset classes reflect the effect of the two 25 basis points increases in market rates that occurred at the end of July and at the beginning of May;

•

Higher interest income from loans by $26.3 million resulting from an increase in average loans by $770 million, reflecting increases in Banco Popular de Puerto Rico (“BPPR”) by $427 million and an increase in Popular Bank (“PB”) by $343 million. All major loan segments increased in BPPR while at PB the increase was mainly in the commercial and construction portfolios. Loan originations in a higher interest rate environment and the repricing of adjustable-rate loans resulted in a higher yield on loans by nine basis points; most of the categories resulted in a higher yield quarter over quarter; and

•	Lower interest expense on other debt upon the previously announced redemption, during the quarter of the $300 million Senior Notes due September 2023;

partially offset by:

•

Higher interest expense on deposits by $34.4 million, mainly from the increase in volume and cost of Puerto Rico government deposits and a higher cost in most deposit categories in both BPPR and PB, reflective of the increase in rates.

Net interest income for the BPPR segment amounted to $453.9 million for the third quarter of 2023, flat when compared to $453.1 million in net interest income during the second quarter of 2023. Net interest margin for the BPPR segment decreased by seven basis points to 3.14%. The decrease in net interest margin is related to a higher average volume of deposits, mainly higher cost Puerto Rico government deposits. Earning assets yield improved 17 basis points from the prior quarter to 4.74%. The average volume of earning assets increased by $861 million, while average total deposits increased by $904 million, mainly in P.R. government deposits, which were $1.4 billion higher on average than during Q2 2023, partially offset by a decrease in non-interest-bearing deposits. The cost of interest-bearing deposits increased by 30 basis points to 2.25% from 1.95% the previous quarter. The increase in the cost of deposits mainly resulted from the repricing of public funds and management actions to increase deposit interest rates for certain corporate clients. Total deposit cost in the third quarter of 2023 was 1.68%, compared to 1.44% in the quarter ended June 30, 2023.

Net interest income for PB was $87.4 million for the quarter ended September 30, 2023, unchanged when compared to $87.5 million in net interest income during the previous quarter. Net interest margin decreased by 11 basis points in the quarter to 2.90%, compared to 3.01% in the second quarter of 2023. The decrease in net interest margin was mostly driven by a higher cost of deposits, partially offset by a higher volume of loans and the repricing of adjustable-rate loans in the current interest rates environment. The cost of interest-bearing deposits was 3.31%, compared to 3.02% for the second quarter, or an increase of 29 basis points, while total deposit cost was 2.84% compared to 2.55% in the previous quarter.

Non-interest income

Non-interest income amounted to $159.5 million for the quarter ended September 30, 2023, a decrease of $1.0 million when compared to $160.5 million for the quarter ended June 30, 2023. Fee and transactional-based revenues were slightly lower quarter-over-quarter with the overall results impacted by an unfavorable variance in profit (losses) from equity securities by $2.7 million, mainly related to the fair value of securities held for deferred benefit plans, which have an offsetting effect in personnel costs. The lower fee and transactional-based revenues were partially offset by higher income from mortgage banking activities by $3.1 million, mainly due to a favorable variance of $3.4 million related to the fair value adjustments of mortgage servicing rights (“MSRs”).

Refer to Table B for further details.

Operating expenses

Operating expenses for the third quarter of 2023 totaled $466.0 million, an increase of $5.7 million when compared to the second quarter of 2023. The variance in operating expenses was driven primarily by:

•

higher personnel cost by $1.7 million mainly due to higher salaries by $2.9 million as a result of the annual merit increase effective during the third quarter of 2023; partially offset by a decrease in other personnel costs by $1.2 million;

•	higher credit card processing expenses by $2.2 million mainly due to a volume growth incentive received during the second quarter of 2023 which was recorded as a reduction of expenses;

•	higher FDIC deposit insurance expense by $2.1 million mainly due to an accrual adjustment recorded during the second quarter of 2023 related to a decrease in the assessment rate; and

•	a non-cash goodwill impairment of $23.0 million in our U.S. based equipment leasing subsidiary due to lower forecasted cash flows and an increase in the rate used to discount cash flows.

partially offset by:

•	lower other taxes expense by $7.8 million mainly due to the reversal of an accrual related to regulatory examination fees in BPPR by $8.2 million;

•

lower professional fees by $11.6 million mainly due to lower advisory expenses by $7.1 million arising from corporate initiatives related to regulatory and compliance efforts, as well as those related to the Corporation’s transformation initiative, incurred during the second quarter of 2023;

•	lower business promotion expense by $2.0 million mainly due to lower advertising and credit cards rewards expenses; and

•	higher other real estate owned (“OREO”) benefit by $1.9 million mainly due to an increase in the fair value of mortgage properties transferred to OREO.

Full-time equivalent employees were 9,063 as of September 30, 2023, compared to 9,124 as of June 30, 2023.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended September 30, 2023, the Corporation recorded an income tax expense of $45.9 million compared to $43.5 million for the previous quarter. The increase in income tax expense was mainly attributable to certain tax benefits recorded in the second quarter, partially offset by lower income before tax. The effective tax rate (“ETR”) for the third quarter of 2023 was 25.1% while the ETR for the second quarter was 22.4%.

The ETR of the Corporation is impacted by the composition and source of its taxable income. The Corporation expects the ETR for the year 2023 to be within a range from 22% to 25%.

Credit Quality

During the third quarter of 2023, the Corporation continued to reflect stable credit quality metrics. Non-performing loans (“NPLs”) and net charge offs (“NCOs”) continued below historical pre-pandemic averages. Consumer portfolios, however, reflected increased delinquencies and NCOs for the quarter primarily due to the expected continued credit normalization. We continue to closely monitor changes in the macroeconomic environment and on borrower performance, especially our unsecured consumer loans, given higher interest rates and inflationary pressures. However, management believes that the improvements over recent years in risk management practices and the risk profile of the Corporation’s loan portfolios positions Popular to continue to operate successfully under the current environment.

The following presents credit quality results for the third quarter of 2023:

•

At September 30, 2023, total NPLs held-in-portfolio decreased by $24.0 million from June 30, 2023. BPPR’s NPLs decreased by $18.5 million, mostly driven by lower commercial and mortgage NPLs by $16.5 million and $6.8 million, respectively, in part offset by higher consumer NPLs by $5.4 million. The commercial NPLs decrease was mostly driven by loan payoffs. PB’s NPLs decreased by $5.5 million quarter-over-quarter, due to lower commercial and mortgage NPLs by $3.0 million and $2.6 million, respectively. At September 30, 2023, the ratio of NPLs to total loans held-in-portfolio was 1.1%, compared to 1.2% in the second quarter of 2023.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $5.9 million quarter-over-quarter. In BPPR, total inflows decreased by $2.6 million due to lower construction inflows by $9.3 million due to a single relationship that entered non-accrual during the second quarter, in part offset by higher mortgage inflows by $7.1 million. PB inflows decreased by $3.3 million, driven by lower commercial inflows.

•

NCOs amounted to $32.7 million, increasing by $8.7 million when compared to the second quarter of 2023. BPPR’s NCOs increased by $6.9 million quarter-over-quarter, mainly driven by higher consumer NCOs by $14.1 million, of which $7.2 million and $4.7 million are related to the auto and personal loans portfolios, respectively. This increase was in part offset by a $10.8 million recovery from a commercial loan pay-off, as mentioned above. PB’s NCOs increased by $1.8 million quarter-over-quarter, mainly driven by higher consumer NCOs. During the third quarter of 2023, the Corporation’s ratio of annualized NCOs to average loans held-in-portfolio was 0.39%, compared to 0.29% in the second quarter of 2023. Refer to Table N for further information on NCOs and related ratios.

•

At September 30, 2023, the allowance for credit losses (“ACL”) increased by $10.9 million from the second quarter of 2023 to $711.1 million. In BPPR, the ACL increased by $28.4 million, primarily driven by higher reserves for the auto and personal loans portfolios attributable to credit normalization, changes in macroeconomic scenarios and loan growth. In PB, the ACL decreased by $17.6 million due to the implementation of a new model for the U.S. commercial real estate portfolio. The new model is based on more granular regional information for the Corporation’s portfolio and accounted for $15 million of PB’s reduction in ACL.

•

The ACL incorporated updated macroeconomic scenarios for Puerto Rico and the United States. Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. The baseline scenario continues to be assigned the highest probability, followed by the pessimistic scenario, and then the optimistic scenario.

•

The 2023 annualized GDP growth in the baseline scenario improved to 1.7% and 2.0% for Puerto Rico and the United States, respectively, compared to 1.5% and 1.6% in the previous quarter. The 2023 forecasted average unemployment rate for Puerto Rico improved to 6.1% from 6.3% in the previous forecast, while in the United States unemployment levels remained at 3.6%, stable when compared to the previous forecast.

•

GDP growth is expected to slow down during 2024 for both regions, when compared to 2023, as a result of the Fed’s monetary policy. The 2024 GDP growth is expected to be 0.90% for Puerto Rico and 1.25% for the United States. The average 2024 unemployment rate is expected to increase to 6.80% in Puerto Rico and 4.03% in the United States.

•

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.09% in the third quarter of 2023, compared to 2.12% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio stood at 196.7%, compared to 181.6% in the previous quarter.

•

The provision for credit losses for the loan portfolios for the third quarter of 2023 was $43.5 million, compared to $35.7 million in the previous quarter, reflecting the previously mentioned changes in the allowance for credit losses. The provision for the BPPR segment was $54.0 million, compared to $28.4 million in the previous quarter, while the provision for PB was a benefit of $10.5 million, compared to an expense of $7.3 million in the previous quarter.

•

The provision for unfunded loan commitments, provision for credit losses on our loan and lease portfolios and provision for credit losses on our investment portfolio are aggregated and presented in the provision for credit losses caption in our Consolidated Statement of Operations. For the third quarter, these combined concepts resulted in a provision expense of $45.1 million, compared to $37.2 million last quarter.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Sep-23	30-Jun-23	30-Sep-22
Non-performing loans held-in-portfolio	$361,523	$385,504	$453,419
Other real estate owned (“OREO”)	82,322	86,216	93,239

Total non-performing assets	$443,845	$471,720	$546,658

Net charge-offs (recoveries) for the quarter	$32,655	$23,990	$18,232

Ratios:
Loans held-in-portfolio	$34,029,313	$33,030,922	$31,523,188
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.06%	1.17%	1.44%
Allowance for credit losses to loans held-in-portfolio	2.09	2.12	2.23
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	196.69	181.63	155.07

Refer to Table L for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-23	30-Jun-23	30-Sep-22	30-Sep-23	30-Sep-22
Provision for credit losses (benefit) - loan portfolios:
BPPR	$54,017	$28,379	$28,694	$127,599	$25,161
Popular U.S.	(10,503)	7,282	10,825	(1,278)	9,814

Total provision for credit losses (benefit) - loan portfolios	$43,514	$35,661	$39,519	$126,321	$34,975

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Sep-23	30-Jun-23	30-Sep-22
Provision for credit losses - loan portfolios	$54,017	$28,379	$28,694
Net charge-offs	25,600	18,687	18,396
Total non-performing loans held-in-portfolio	333,825	352,339	410,215
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.44%	0.33%	0.34%
Allowance / loans held-in-portfolio	2.63%	2.58%	2.65%
Allowance / non-performing loans held-in-portfolio	187.08%	169.19%	144.05%

	Quarters ended
Popular U.S.	30-Sep-23	30-Jun-23	30-Sep-22
Provision for credit losses - loan portfolios	$(10,503)	$7,282	$10,825
Net charge-offs	7,055	5,303	(164)
Total non-performing loans held-in-portfolio	27,698	33,165	43,204
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.28%	0.22%	(0.01)
Allowance / loans held-in-portfolio	0.84%	1.05%	1.21%
Allowance / non-performing loans held-in-portfolio	312.42%	313.86%	259.61%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Sep-23	30-Jun-23	30-Sep-22
Cash and money market investments	$6,924,772	$9,070,118	$5,992,360
Investment securities	25,653,616	25,874,316	30,434,052
Loans	34,029,313	33,030,922	31,523,188
Total assets	69,736,936	70,838,266	70,729,675
Deposits	63,337,600	64,004,818	64,819,327
Borrowings	1,097,720	1,427,254	1,300,984
Total liabilities	65,279,328	66,273,257	67,054,837
Stockholders’ equity	4,457,608	4,565,009	3,674,838

Total assets amounted to $69.7 billion at September 30, 2023, a decrease of $1.1 billion from the second quarter of 2023, driven by:

•	a decrease in money market investments of $2.2 billion due to lower deposits and increased loan balances as discussed below;

•

a decrease in securities available-for-sale (“AFS”) of $112.4 million, mainly due to repayments, maturities and unfavorable changes in fair value, offset in part by the purchase of U.S. Treasury securities; and

•	a decrease in securities held-to-maturity (“HTM”) of $108.4 million driven by a decrease in U.S. Treasury securities mainly as a result of maturities;

partially offset by:

•	an increase in loans held-in-portfolio of $998.4 million reflected across all portfolios in BPPR, except the construction portfolio, and an increase in commercial and construction loans at PB; and

•

an increase in other assets of $328.9 million driven by unsettled trade receivables related to proceeds from maturities of U.S. Treasury Notes and interest payments which were received in the fourth quarter.

Total liabilities decreased by $993.9 million from the second quarter of 2023, driven by:

•	a decrease of $667.2 million in deposits, mainly in Puerto Rico public sector accounts partially offset by an increase in time deposits and savings accounts at PB; and

•	a decrease of $299.4 million in notes payable due to the redemption of $300.0 million in aggregate principal amount of the Senior Notes due September 2023.

Stockholders’ equity decreased by $107.4 million from the second quarter of 2023, principally due to the after-tax impact of the increase in net unrealized losses in the portfolio of AFS securities of $242.6 million and to common and preferred dividends declared during the quarter, partially offset by the net income for the quarter of $136.6 million and the amortization of unrealized losses from securities previously reclassified to HTM of $35.0 million.

The Corporation is in the process of completing its annual goodwill impairment test, using July 31, 2023 as the evaluation date. During the third quarter, an impairment charge of $23.0 million related to our U.S. based equipment leasing subsidiary was recognized. The Corporation expects to finalize its evaluation prior to the filing of its Form 10-Q for the quarter ended September 30, 2023 with the Securities and Exchange Commission. Any further impairment of goodwill would result in a non-cash expense, net of tax impact. A charge to earnings related to a goodwill impairment would not materially impact regulatory capital and tangible capital calculations.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 16.81%, $61.49 and $50.20, respectively, at September 30, 2023, compared to 16.87%, $63.00 and $51.37, respectively, at June 30, 2023. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of FDIC special assessments, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector and the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2022, in our Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and in our Form 10-Q for the quarter ended September 30, 2023 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Thursday, October 26, 2023 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 260746.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Monday, November 27, 2023. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 546020.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table P - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - BPPR Operations

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Popular U.S. Operations

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Third Quarter 2023 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Nine months ended
	30-Sep-23	30-Jun-23	30-Sep-22	30-Sep-23	30-Sep-22
Basic EPS	$1.90	$2.10	$5.71	$6.22	$11.09
Diluted EPS	$1.90	$2.10	$5.70	$6.21	$11.07
Average common shares outstanding	71,794,934	71,690,396	73,955,184	71,676,630	76,173,783
Average common shares outstanding - assuming dilution	71,818,102	71,709,203	74,057,332	71,736,514	76,304,219
Common shares outstanding at end of period	72,127,595	72,103,969	72,673,344	72,127,595	72,673,344
Market value per common share	$63.01	$60.52	$72.06	$63.01	$72.06
Market capitalization - (In millions)	$4,545	$4,364	$5,237	$4,545	$5,237
Return on average assets	0.75%	0.85%	2.31%	0.84%	1.54%
Return on average common equity	8.17%	9.26%	27.72%	9.13%	19.02%
Net interest margin (non-taxable equivalent basis)	3.07%	3.14%	3.32%	3.14%	3.05%
Net interest margin (taxable equivalent basis) -non-GAAP	3.24%	3.29%	3.71%	3.32%	3.39%
Common equity per share	$61.49	$63.00	$50.26	$61.49	$50.26
Tangible common book value per common share (non-GAAP) [1]	$50.20	$51.37	$38.69	$50.20	$38.69
Tangible common equity to tangible assets (non-GAAP) [1]	5.25%	5.29%	4.02%	5.25%	4.02%
Return on average tangible common equity [1]	9.36%	10.63%	31.86%	10.48%	21.78%
Tier 1 capital	16.88%	16.93%	16.10%	16.88%	16.10%
Total capital	18.67%	18.74%	17.92%	18.67%	17.92%
Tier 1 leverage	8.41%	8.40%	7.65%	8.41%	7.65%
Common Equity Tier 1 capital	16.81%	16.87%	16.04%	16.81%	16.04%

[1]	Refer to Table S for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Third Quarter 2023 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Nine months ended
			Q3 2023		Q3 2023
(In thousands, except per share information)	30-Sep-23	30-Jun-23	vs. Q2 2023	30-Sep-22	vs. Q3 2022	30-Sep-23	30-Sep-22
Interest income:
Loans	$596,886	$570,120	$26,766	$481,088	$115,798	$1,708,216	$1,354,124
Money market investments	99,286	100,775	(1,489)	36,966	62,320	265,785	67,172
Investment securities	148,614	123,112	25,502	133,181	15,433	403,814	331,421

Total interest income	844,786	794,007	50,779	651,235	193,551	2,377,815	1,752,717

Interest expense:
Deposits	294,121	243,488	50,633	60,897	233,224	730,824	113,507
Short-term borrowings	1,478	1,624	(146)	921	557	5,987	1,249
Long-term debt	15,167	17,227	(2,060)	9,798	5,369	43,660	30,168

Total interest expense	310,766	262,339	48,427	71,616	239,150	780,471	144,924

Net interest income	534,020	531,668	2,352	579,619	(45,599)	1,597,344	1,607,793
Provision for credit losses	45,117	37,192	7,925	39,637	5,480	129,946	33,499

Net interest income after provision for credit losses	488,903	494,476	(5,573)	539,982	(51,079)	1,467,398	1,574,294

Service charges on deposit accounts	37,318	37,781	(463)	40,006	(2,688)	109,777	122,528
Other service fees	93,407	94,265	(858)	86,402	7,005	277,748	244,987
Mortgage banking activities	5,393	2,316	3,077	9,448	(4,055)	15,109	35,888
Net (loss) gain, including impairment, on equity securities	(1,319)	1,384	(2,703)	(1,448)	129	1,165	(7,651)
Net gain (loss) on trading account debt securities	219	35	184	(274)	493	632	(946)
Net loss on sale of loans, including valuation adjustments on loans held-for-sale	(44)	—	(44)	—	(44)	(44)	—
Adjustments to indemnity reserves on loans sold	(187)	(456)	269	1,715	(1,902)	(31)	1,140
Other operating income	24,762	25,146	(384)	290,645	(265,883)	77,625	342,651

Total non-interest income	159,549	160,471	(922)	426,494	(266,945)	481,981	738,597

Operating expenses:
Personnel costs
Salaries	127,832	124,901	2,931	115,887	11,945	378,126	316,407
Commissions, incentives and other bonuses	27,670	27,193	477	42,209	(14,539)	86,025	116,319
Pension, postretirement and medical insurance	16,985	17,508	(523)	17,120	(135)	49,871	43,633
Other personnel costs, including payroll taxes	20,665	21,866	(1,201)	18,627	2,038	69,358	53,268

Total personnel costs	193,152	191,468	1,684	193,843	(691)	583,380	529,627
Net occupancy expenses	28,100	27,165	935	27,420	680	81,304	78,357
Equipment expenses	8,905	9,561	(656)	8,735	170	26,878	25,798
Other taxes	8,590	16,409	(7,819)	15,966	(7,376)	41,290	47,461
Professional fees	38,514	50,132	(11,618)	47,662	(9,148)	122,077	122,884
Technology and software expenses	72,930	72,354	576	68,341	4,589	213,843	213,638
Processing and transactional services
Credit and debit cards	13,762	11,584	2,178	13,531	231	37,896	35,177
Other processing and transactional services	24,137	25,217	(1,080)	18,837	5,300	70,713	59,181

Total processing and transactional services	37,899	36,801	1,098	32,368	5,531	108,609	94,358
Communications	4,220	4,175	45	3,858	362	12,483	11,028
Business promotion
Rewards and customer loyalty programs	15,988	16,626	(638)	14,344	1,644	44,962	38,294
Other business promotion	7,087	8,457	(1,370)	10,004	(2,917)	22,067	22,490

Total business promotion	23,075	25,083	(2,008)	24,348	(1,273)	67,029	60,784
FDIC deposit insurance	8,932	6,803	2,129	6,610	2,322	24,600	20,445
Other real estate owned (OREO) income	(5,189)	(3,314)	(1,875)	(2,444)	(2,745)	(10,197)	(12,963)
Other operating expenses

Operational losses	5,504	4,280	1,224	7,145	(1,641)	16,584	23,031
All other	17,557	18,572	(1,015)	32,448	(14,891)	53,690	58,783

Total other operating expenses	23,061	22,852	209	39,593	(16,532)	70,274	81,814
Amortization of intangibles	795	795	—	795	—	2,385	2,481
Goodwill impairment charge	23,000	—	23,000	9,000	14,000	23,000	9,000

Total operating expenses	465,984	460,284	5,700	476,095	(10,111)	1,366,955	1,284,712

Income before income tax	182,468	194,663	(12,195)	490,381	(307,913)	582,424	1,028,179
Income tax expense	45,859	43,503	2,356	67,986	(22,127)	135,676	182,677

Net income	$136,609	$151,160	$(14,551)	$422,395	$(285,786)	$446,748	$845,502

Net income applicable to common stock	$136,256	$150,807	$(14,551)	$422,042	$(285,786)	$445,689	$844,443

Net income per common share - basic	$1.90	$2.10	$(0.20)	$5.71	$(3.81)	$6.22	$11.09

Net income per common share - diluted	$1.90	$2.10	$(0.20)	$5.70	$(3.80)	$6.21	$11.07

Dividends Declared per Common Share	$0.55	$0.55	$—	$0.55	$—	$1.65	$1.65

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

(In thousands)	30-Sep-23	30-Jun-23	30-Sep-22	Variance Q3 2023 vs. Q2 2023
Assets:
Cash and due from banks	$535,335	$476,642	$2,017,312	$58,693
Money market investments	6,389,437	8,593,476	3,975,048	(2,204,039)
Trading account debt securities, at fair value	30,988	29,160	30,271	1,828
Debt securities available-for-sale, at fair value	17,129,858	17,242,217	28,264,148	(112,359)
Debt securities held-to-maturity, at amortized cost	8,302,082	8,410,566	1,953,710	(108,484)
Less: Allowance for credit losses	6,057	6,145	7,210	(88)

Total debt securities held-to-maturity, net	8,296,025	8,404,421	1,946,500	(108,396)

Equity securities	190,688	192,373	185,923	(1,685)
Loans held-for-sale, at lower of cost or fair value	5,239	55,421	8,065	(50,182)
Loans held-in-portfolio	34,369,775	33,354,999	31,805,921	1,014,776
Less: Unearned income	340,462	324,077	282,733	16,385
Allowance for credit losses	711,068	700,200	703,096	10,868

Total loans held-in-portfolio, net	33,318,245	32,330,722	30,820,092	987,523

Premises and equipment, net	534,384	523,927	492,685	10,457
Other real estate	82,322	86,216	93,239	(3,894)
Accrued income receivable	257,833	239,998	224,307	17,835
Mortgage servicing rights, at fair value	119,030	121,249	130,541	(2,219)
Other assets	2,032,565	1,703,662	1,700,378	328,903
Goodwill	804,428	827,428	827,428	(23,000)
Other intangible assets	10,559	11,354	13,738	(795)

Total assets	$69,736,936	$70,838,266	$70,729,675	$(1,101,330)

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,201,374	$15,316,552	$17,605,339	$(115,178)
Interest bearing	48,136,226	48,688,266	47,213,988	(552,040)

Total deposits	63,337,600	64,004,818	64,819,327	(667,218)

Assets sold under agreements to repurchase	93,071	123,205	162,450	(30,134)
Other short-term borrowings	—	—	250,000	—
Notes payable	1,004,649	1,304,049	888,534	(299,400)
Other liabilities	844,008	841,185	934,526	2,823

Total liabilities	65,279,328	66,273,257	67,054,837	(993,929)

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,048	1,047	1,046	1
Surplus	4,797,364	4,795,581	4,652,508	1,783
Retained earnings	4,189,865	4,093,284	3,694,020	96,581
Treasury stock	(2,018,870)	(2,018,611)	(1,970,548)	(259)
Accumulated other comprehensive loss, net of tax	(2,533,942)	(2,328,435)	(2,724,331)	(205,507)

Total stockholders’ equity	4,457,608	4,565,009	3,674,838	(107,401)

Total liabilities and stockholders’ equity	$69,736,936	$70,838,266	$70,729,675	$(1,101,330)

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended September 30, 2023 and June 30, 2023

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Sep-23	30-Jun-23	Variance	30-Sep-23	30-Jun-23	Variance		30-Sep-23	30-Jun-23	Variance	Rate	Volume

(In millions)							(In thousands)
$7,292	$7,851	$(559)	5.40%	5.15%	0.25%	Money market investments	$99,285	$100,776	$(1,491)	$5,912	$(7,403)
28,396	27,362	1,034	2.31	2.00	0.31	Investment securities [1]	165,319	136,408	28,911	23,826	5,085
34	32	2	4.43	4.65	(0.22)	Trading securities	375	370	5	(14)	19

35,722	35,245	477	2.95	2.70	0.25	Total money market, investment and trading securities	264,979	237,554	27,425	29,724	(2,299)

						Loans:
16,611	16,237	374	6.64	6.52	0.12	Commercial	277,977	263,934	14,043	7,951	6,092
865	737	128	8.99	8.95	0.04	Construction	19,580	16,442	3,138	244	2,894
1,669	1,632	37	6.50	6.30	0.20	Leasing	27,142	25,711	1,431	829	602
7,504	7,409	95	5.42	5.47	(0.05)	Mortgage	101,700	101,304	396	(898)	1,294
3,147	3,075	72	13.39	13.21	0.18	Consumer	105,042	101,295	3,747	1,540	2,207
3,657	3,593	64	8.47	8.31	0.16	Auto	78,055	74,467	3,588	2,252	1,336

33,453	32,683	770	7.24	7.15	0.09	Total loans	609,496	583,153	26,343	11,918	14,425

$69,175	$67,928	$1,247	5.02%	4.84%	0.18%	Total earning assets	$874,475	$820,707	$53,768	$41,642	$12,126

						Interest bearing deposits:
$25,652	$24,230	$1,422	3.31%	2.91%	0.40%	NOW and money market [2]	$213,957	$175,640	$38,317	$25,174	$13,143
14,875	14,763	112	0.73	0.66	0.07	Savings	27,373	24,446	2,927	2,333	594
7,986	7,715	271	2.62	2.26	0.36	Time deposits	52,791	43,402	9,389	6,926	2,463

48,513	46,708	1,805	2.41	2.09	0.32	Total interest bearing deposits	294,121	243,488	50,633	34,433	16,200

15,038	15,480	(442)				Non-interest bearing demand deposits

63,551	62,188	1,363	1.84	1.57	0.27	Total deposits	294,121	243,488	50,633	34,433	16,200

108	125	(17)	5.45	5.19	0.26	Short-term borrowings	1,478	1,624	(146)	91	(237)
1,172	1,299	(127)	5.20	5.33	(0.13)	Other medium and long-term debt	15,167	17,227	(2,060)	740	(2,800)

49,793	48,132	1,661	2.48	2.19	0.29	Total interest bearing liabilities (excluding demand deposits)	310,766	262,339	48,427	35,264	13,163

4,344	4,316	28				Other sources of funds

$69,175	$67,928	$1,247	1.78%	1.55%	0.23%	Total source of funds	310,766	262,339	48,427	35,264	13,163

			3.24%	3.29%	(0.05)%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	563,709	558,368	5,341	$6,378	$(1,037)

			2.54%	2.65%	(0.11)%	Net interest spread

						Taxable equivalent adjustment	29,689	26,700	2,989

			3.07%	3.14%	(0.07)%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$534,020	$531,668	$2,352

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended September 30, 2023 and September 30, 2022

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Sep-23	30-Sep-22	Variance	30-Sep-23	30-Sep-22	Variance		30-Sep-23	30-Sep-22	Variance	Rate	Volume

(In millions)							(In thousands)
$7,292	$6,721	$571	5.40%	2.18%	3.22%	Money market investments	$99,285	$36,966	$62,319	$58,920	$3,399
28,396	31,859	(3,463)	2.31	2.33	(0.02)	Investment securities [1]	165,319	186,847	(21,528)	(1,510)	(20,018)
34	40	(6)	4.43	6.09	(1.66)	Trading securities	375	617	(242)	(150)	(92)

35,722	38,620	(2,898)	2.95	2.31	0.64	Total money market, investment and trading securities	264,979	224,430	40,549	57,260	(16,711)

						Loans:
16,611	14,750	1,861	6.64	5.52	1.12	Commercial	277,977	205,237	72,740	44,889	27,851
865	835	30	8.99	6.38	2.61	Construction	19,580	13,431	6,149	5,667	482
1,669	1,503	166	6.50	5.90	0.60	Leasing	27,142	22,154	4,988	2,405	2,583
7,504	7,264	240	5.42	5.42	—	Mortgage	101,700	98,348	3,352	93	3,259
3,147	2,818	329	13.39	11.74	1.65	Consumer	105,042	83,407	21,635	11,164	10,471
3,657	3,562	95	8.47	7.93	0.54	Auto	78,055	71,226	6,829	4,889	1,940

33,453	30,732	2,721	7.24	6.39	0.85	Total loans	609,496	493,803	115,693	69,107	46,586

$69,175	$69,352	$(177)	5.02%	4.12%	0.90%	Total earning assets	$874,475	$718,233	$156,242	$126,367	$29,875

						Interest bearing deposits:
$25,652	$25,993	$(341)	3.31%	0.56%	2.75%	NOW and money market [2]	$213,957	$36,448	$177,509	$178,787	$(1,278)
14,875	15,514	(639)	0.73	0.20	0.53	Savings	27,373	7,966	19,407	20,380	(973)
7,986	6,957	1,029	2.62	0.94	1.68	Time deposits	52,791	16,484	36,307	29,147	7,160

48,513	48,464	49	2.41	0.50	1.91	Total interest bearing deposits	294,121	60,898	233,223	228,314	4,909

15,038	15,872	(834)				Non-interest bearing demand deposits

63,551	64,336	(785)	1.84	0.38	1.46	Total deposits	294,121	60,898	233,223	228,314	4,909

108	155	(47)	5.45	2.36	3.09	Short-term borrowings	1,478	921	557	976	(419)
1,172	913	259	5.20	4.29	0.91	Other medium and long-term debt	15,167	9,798	5,369	1,050	4,319

49,793	49,532	261	2.48	0.57	1.91	Total interest bearing liabilities (excluding demand deposits)	310,766	71,617	239,149	230,340	8,809

4,344	3,948	396				Other sources of funds

$69,175	$69,352	$(177)	1.78%	0.41%	1.37%	Total source of funds	310,766	71,617	239,149	230,340	8,809

			3.24%	3.71%	(0.47)%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	563,709	646,616	(82,907)	$(103,973)	$21,066

			2.54%	3.55%	(1.01)%	Net interest spread

						Taxable equivalent adjustment	29,689	66,997	(37,308)

			3.07%	3.32%	(0.25)%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$534,020	$579,619	$(45,599)

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Sep-23	30-Sep-22	Variance	30-Sep-23	30-Sep-22	Variance		30-Sep-23	30-Sep-22	Variance	Rate	Volume

(In millions)							(In thousands)
$6,966	$10,969	$(4,003)	5.10%	0.82%	4.28%	Money market investments	$265,785	$67,172	$198,613	$231,496	$(32,883)
28,205	29,371	(1,166)	2.18	2.16	0.02	Investment securities [1]	460,641	475,088	(14,447)	4,862	(19,309)
32	59	(27)	4.52	6.23	(1.71)	Trading securities	1,084	2,725	(1,641)	(621)	(1,020)

35,203	40,399	(5,196)	2.76	1.80	0.96	Total money market, investment and trading securities	727,510	544,985	182,525	235,737	(53,212)

						Loans:
16,206	14,245	1,961	6.50	5.26	1.24	Commercial	787,381	560,408	226,973	143,107	83,866
778	781	(3)	8.79	5.87	2.92	Construction	51,178	34,305	16,873	17,017	(144)
1,630	1,447	183	6.31	5.92	0.39	Leasing	77,135	64,225	12,910	4,440	8,470
7,434	7,315	119	5.45	5.33	0.12	Mortgage	303,777	292,253	11,524	6,712	4,812
3,082	2,670	412	13.10	11.44	1.66	Consumer	302,050	228,401	73,649	35,342	38,307
3,603	3,507	96	8.31	8.03	0.28	Auto	223,929	210,623	13,306	7,455	5,851

32,733	29,965	2,768	7.13	6.20	0.93	Total loans	1,745,450	1,390,215	355,235	214,073	141,162

$67,936	$70,364	$(2,428)	4.86%	3.67%	1.19%	Total earning assets	$2,472,960	$1,935,200	$537,760	$449,810	$87,950

						Interest bearing deposits:
$24,407	$26,385	$(1,978)	2.93%	0.26%	2.67%	NOW and money market [2]	$534,567	$52,072	$482,495	$488,704	$(6,209)
14,889	16,100	(1,211)	0.62	0.18	0.44	Savings	69,262	21,430	47,832	52,158	(4,326)
7,603	6,913	690	2.23	0.77	1.46	Time deposits	126,995	40,005	86,990	71,425	15,565

46,899	49,398	(2,499)	2.08	0.31	1.77	Total interest bearing deposits	730,824	113,507	617,317	612,287	5,030

15,405	16,088	(683)				Non-interest bearing demand deposits

62,304	65,486	(3,182)	1.57	0.23	1.34	Total deposits	730,824	113,507	617,317	612,287	5,030

160	124	36	5.02	1.34	3.68	Short-term borrowings	5,987	1,249	4,738	4,298	440
1,140	948	192	5.12	4.25	0.87	Other medium and long-term debt	43,660	30,168	13,492	7,506	5,986

48,199	50,470	(2,271)	2.16	0.38	1.78	Total interest bearing liabilities (excluding demand deposits)	780,471	144,924	635,547	624,091	11,456

4,332	3,806	526				Other sources of funds

$67,936	$70,364	$(2,428)	1.54%	0.28%	1.26%	Total source of funds	780,471	144,924	635,547	624,091	11,456

			3.32%	3.39%	(0.07)%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	1,692,489	1,790,276	(97,787)	$(174,281)	$76,494

			2.70%	3.29%	(0.59)%	Net interest spread

						Taxable equivalent adjustment	95,145	182,483	(87,338)

			3.14%	3.05%	0.09%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$1,597,344	$1,607,793	$(10,449)

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table G Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-23	30-Jun-23	30-Sep-22	Q3 2023 vs.Q2 2023	Q3 2023 vs.Q3 2022	30-Sep-23	30-Sep-22	2023 vs. 2022
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$8,025	$8,369	$9,126	$(344)	$(1,101)	$25,083	$27,635	$(2,552)
Mortgage servicing rights fair value adjustments	(2,793)	(6,216)	(499)	3,423	(2,294)	(10,385)	2,846	(13,231)

Total mortgage servicing fees, net of fair value adjustments	5,232	2,153	8,627	3,079	(3,395)	14,698	30,481	(15,783)

Net (loss) gain on sale of loans, including valuation on loans held-for-sale	(335)	(61)	1,124	(274)	(1,459)	(133)	(374)	241

Trading account profit (loss):
Unrealized gains on outstanding derivative positions	45	246	—	(201)	45	160	—	160
Realized gains (losses) on closed derivative positions	494	111	(240)	383	734	661	6,325	(5,664)

Total trading account profit (loss)	539	357	(240)	182	779	821	6,325	(5,504)

Losses on repurchased loans, including interest advances	(43)	(133)	(63)	90	20	(277)	(544)	267

Total mortgage banking activities	$5,393	$2,316	$9,448	$3,077	$(4,055)	$15,109	$35,888	$(20,779)

Other Service Fees

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-23	30-Jun-23	30-Sep-22	Q3 2023 vs.Q2 2023	Q3 2023 vs.Q3 2022	30-Sep-23	30-Sep-22	2023 vs. 2022
Other service fees:
Debit card fees	$13,577	$13,600	$12,133	$(23)	$1,444	$40,343	$36,794	$3,549
Insurance fees	14,983	14,625	15,697	358	(714)	43,481	41,870	1,611
Credit card fees	40,804	42,644	37,829	(1,840)	2,975	123,946	109,626	14,320
Sale and administration of investment products	6,820	6,076	5,952	744	868	19,454	17,760	1,694
Trust fees	6,381	6,600	5,506	(219)	875	18,756	17,576	1,180
Other fees	10,842	10,720	9,285	122	1,557	31,768	21,361	10,407

Total other service fees	$93,407	$94,265	$86,402	$(858)	$7,005	$277,748	$244,987	$32,761

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table H - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	30-Sep-23	30-Jun-23	30-Sep-22	Q3 2023 vs.Q2 2023	Q3 2023 vs.Q3 2022
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,328,433	$2,331,499	$2,204,109	(3,066)	124,324
Commercial real estate non-owner occupied	5,035,130	4,744,256	4,517,475	290,874	517,655
Commercial real estate owner occupied	3,044,905	3,041,398	3,066,548	3,507	(21,643)
Commercial and industrial	6,527,082	6,251,147	5,578,727	275,935	948,355
Total Commercial	16,935,550	16,368,300	15,366,859	567,250	1,568,691
Construction	922,112	819,903	816,290	102,209	105,822
Leasing	1,698,114	1,661,523	1,538,504	36,591	159,610
Mortgage	7,585,111	7,449,078	7,311,713	136,033	273,398
Consumer
Credit cards	1,077,428	1,057,389	988,550	20,039	88,878
Home equity lines of credit	67,499	68,440	72,796	(941)	(5,297)
Personal	1,952,168	1,896,594	1,756,021	55,574	196,147
Auto	3,633,196	3,565,533	3,528,904	67,663	104,292
Other	158,135	144,162	143,551	13,973	14,584
Total Consumer	6,888,426	6,732,118	6,489,822	156,308	398,604

Total loans held-in-portfolio	$34,029,313	$33,030,922	$31,523,188	$998,391	$2,506,125
Loans held-for-sale:
Mortgage	$5,239	$9,509	$8,065	$(4,270)	$(2,826)
Credit cards	—	45,912	—	(45,912)	—

Total loans held-for-sale	$5,239	$55,421	$8,065	$(50,182)	$(2,826)

Total loans	$34,034,552	$33,086,343	$31,531,253	$948,209	$2,503,299

Deposits - Ending Balances

				Variance
(In thousands)	30-Sep-23	30-Jun-23	30-Sep-22	Q3 2023 vs. Q2 2023	Q3 2023 vs.Q3 2022
Demand deposits [1]	$27,942,782	$27,690,840	$28,773,328	$251,942	$(830,546)
Savings, NOW and money market deposits (non-brokered)	26,452,382	27,539,343	28,388,057	(1,086,961)	(1,935,675)
Savings, NOW and money market deposits (brokered)	734,479	772,783	728,651	(38,304)	5,828
Time deposits (non-brokered)	7,264,156	7,231,840	6,731,588	32,316	532,568
Time deposits (brokered CDs)	943,801	770,012	197,703	173,789	746,098

Total deposits	$63,337,600	$64,004,818	$64,819,327	$(667,218)	$(1,481,727)

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table I - Loan Delinquency - BPPR Operations

(Unaudited)

30-Sep-23
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$4,407	$176	$184	$4,767	$290,047	$294,814	$184	$—
Commercial real estate:
Non-owner occupied	1,274	—	15,330	16,604	2,932,277	2,948,881	15,330	—
Owner occupied	817	827	35,089	36,733	1,370,820	1,407,553	35,089	—
Commercial and industrial	4,022	1,728	24,733	30,483	4,299,335	4,329,818	21,624	3,109
Construction	—	—	6,578	6,578	163,929	170,507	6,578	—
Mortgage	241,962	100,679	430,430	773,071	5,516,197	6,289,268	187,443	242,987
Leasing	17,915	4,574	6,842	29,331	1,668,783	1,698,114	6,842	—
Consumer:
Credit cards	11,218	8,133	17,719	37,070	1,040,341	1,077,411	—	17,719
Home equity lines of credit	26	—	—	26	2,448	2,474	—	—
Personal	19,586	12,476	18,582	50,644	1,712,358	1,763,002	18,582	—
Auto	89,453	23,019	40,268	152,740	3,480,456	3,633,196	40,268	—
Other	567	388	2,152	3,107	144,425	147,532	1,885	267

Total	$391,247	$152,000	$597,907	$1,141,154	$22,621,416	$23,762,570	$333,825	$264,082

30-Jun-23
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,778	$179	$184	$4,141	$292,736	$296,877	$184	$—
Commercial real estate:
Non-owner occupied	177	512	22,942	23,631	2,882,616	2,906,247	22,942	—
Owner occupied	1,241	700	35,832	37,773	1,390,285	1,428,058	35,832	—
Commercial and industrial	2,597	728	32,846	36,171	4,002,652	4,038,823	29,758	3,088
Construction	—	970	9,284	10,254	163,481	173,735	9,284	—
Mortgage	221,187	88,955	449,930	760,072	5,408,216	6,168,288	194,219	255,711
Leasing	13,160	3,811	4,743	21,714	1,639,809	1,661,523	4,743	—
Consumer:
Credit cards	9,506	6,311	14,185	30,002	1,027,370	1,057,372	—	14,185
Home equity lines of credit	—	—	—	—	2,570	2,570	—	—
Personal	14,865	11,660	17,438	43,963	1,642,003	1,685,966	17,438	—
Auto	75,879	18,422	36,204	130,505	3,435,028	3,565,533	36,204	—
Other	512	274	1,901	2,687	132,605	135,292	1,735	166

Total	$342,902	$132,522	$625,489	$1,100,913	$22,019,371	$23,120,284	$352,339	$273,150

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$629	$(3)	$—	$626	$(2,689)	$(2,063)	$—	$—
Commercial real estate:
Non-owner occupied	1,097	(512)	(7,612)	(7,027)	49,661	42,634	(7,612)	—
Owner occupied	(424)	127	(743)	(1,040)	(19,465)	(20,505)	(743)	—
Commercial and industrial	1,425	1,000	(8,113)	(5,688)	296,683	290,995	(8,134)	21
Construction	—	(970)	(2,706)	(3,676)	448	(3,228)	(2,706)	—
Mortgage	20,775	11,724	(19,500)	12,999	107,981	120,980	(6,776)	(12,724)
Leasing	4,755	763	2,099	7,617	28,974	36,591	2,099	—
Consumer:
Credit cards	1,712	1,822	3,534	7,068	12,971	20,039	—	3,534
Home equity lines of credit	26	—	—	26	(122)	(96)	—	—
Personal	4,721	816	1,144	6,681	70,355	77,036	1,144	—
Auto	13,574	4,597	4,064	22,235	45,428	67,663	4,064	—
Other	55	114	251	420	11,820	12,240	150	101

Total	$48,345	$19,478	$(27,582)	$40,241	$602,045	$642,286	$(18,514)	$(9,068)

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

30-Sep-23
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,332	$—	$404	$1,736	$2,031,883	$2,033,619	$404	$—
Commercial real estate:
Non-owner occupied	2,628	—	734	3,362	2,082,887	2,086,249	734	—
Owner occupied	1,110	923	3,877	5,910	1,631,442	1,637,352	3,877	—
Commercial and industrial	3,000	464	3,709	7,173	2,190,091	2,197,264	3,579	130
Construction	—	—	—	—	751,605	751,605	—	—
Mortgage	946	22,313	11,980	35,239	1,260,604	1,295,843	11,980	—
Consumer:
Credit cards	—	—	—	—	17	17	—	—
Home equity lines of credit	1,045	335	4,085	5,465	59,560	65,025	4,085	—
Personal	2,581	1,716	2,637	6,934	182,232	189,166	2,637	—
Other	113	—	402	515	10,088	10,603	402	—

Total	$12,755	$25,751	$27,828	$66,334	$10,200,409	$10,266,743	$27,698	$130

30-Jun-23
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,137	$—	$418	$3,555	$2,031,067	$2,034,622	$418	$—
Commercial real estate:
Non-owner occupied	632	—	119	751	1,837,258	1,838,009	119	—
Owner occupied	1,806	—	5,095	6,901	1,606,439	1,613,340	5,095	—
Commercial and industrial	2,464	1,738	6,155	10,357	2,201,967	2,212,324	5,978	177
Construction	—	—	—	—	646,168	646,168	—	—
Mortgage	1,101	5,435	14,577	21,113	1,259,677	1,280,790	14,577	—
Consumer:
Credit cards	—	—	—	—	17	17	—	—
Home equity lines of credit	464	49	4,252	4,765	61,105	65,870	4,252	—
Personal	2,766	1,725	2,726	7,217	203,411	210,628	2,726	—
Other	—	154	—	154	8,716	8,870	—	—

Total	$12,370	$9,101	$33,342	$54,813	$9,855,825	$9,910,638	$33,165	$177

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(1,805)	$—	$(14)	$(1,819)	$816	$(1,003)	$(14)	$—
Commercial real estate:
Non-owner occupied	1,996	—	615	2,611	245,629	248,240	615	—
Owner occupied	(696)	923	(1,218)	(991)	25,003	24,012	(1,218)	—
Commercial and industrial	536	(1,274)	(2,446)	(3,184)	(11,876)	(15,060)	(2,399)	(47)
Construction	—	—	—	—	105,437	105,437	—	—
Mortgage	(155)	16,878	(2,597)	14,126	927	15,053	(2,597)	—
Consumer:
Credit cards	—	—	—	—	—	—	—	—
Home equity lines of credit	581	286	(167)	700	(1,545)	(845)	(167)	—
Personal	(185)	(9)	(89)	(283)	(21,179)	(21,462)	(89)	—
Other	113	(154)	402	361	1,372	1,733	402	—

Total	$385	$16,650	$(5,514)	$11,521	$344,584	$356,105	$(5,467)	$(47)

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

30-Sep-23
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$5,739	$176	$588	$6,503	$2,321,930	$2,328,433	$588	$—
Commercial real estate:
Non-owner occupied	3,902	—	16,064	19,966	5,015,164	5,035,130	16,064	—
Owner occupied	1,927	1,750	38,966	42,643	3,002,262	3,044,905	38,966	—
Commercial and industrial	7,022	2,192	28,442	37,656	6,489,426	6,527,082	25,203	3,239
Construction	—	—	6,578	6,578	915,534	922,112	6,578	—
Mortgage	242,908	122,992	442,410	808,310	6,776,801	7,585,111	199,423	242,987
Leasing	17,915	4,574	6,842	29,331	1,668,783	1,698,114	6,842	—
Consumer:
Credit cards	11,218	8,133	17,719	37,070	1,040,358	1,077,428	—	17,719
Home equity lines of credit	1,071	335	4,085	5,491	62,008	67,499	4,085	—
Personal	22,167	14,192	21,219	57,578	1,894,590	1,952,168	21,219	—
Auto	89,453	23,019	40,268	152,740	3,480,456	3,633,196	40,268	—
Other	680	388	2,554	3,622	154,513	158,135	2,287	267

Total	$404,002	$177,751	$625,735	$1,207,488	$32,821,825	$34,029,313	$361,523	$264,212

30-Jun-23
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$6,915	$179	$602	$7,696	$2,323,803	$2,331,499	$602	$—
Commercial real estate:
Non-owner occupied	809	512	23,061	24,382	4,719,874	4,744,256	23,061	—
Owner occupied	3,047	700	40,927	44,674	2,996,724	3,041,398	40,927	—
Commercial and industrial	5,061	2,466	39,001	46,528	6,204,619	6,251,147	35,736	3,265
Construction	—	970	9,284	10,254	809,649	819,903	9,284	—
Mortgage	222,288	94,390	464,507	781,185	6,667,893	7,449,078	208,796	255,711
Leasing	13,160	3,811	4,743	21,714	1,639,809	1,661,523	4,743	—
Consumer:
Credit cards	9,506	6,311	14,185	30,002	1,027,387	1,057,389	—	14,185
Home equity lines of credit	464	49	4,252	4,765	63,675	68,440	4,252	—
Personal	17,631	13,385	20,164	51,180	1,845,414	1,896,594	20,164	—
Auto	75,879	18,422	36,204	130,505	3,435,028	3,565,533	36,204	—
Other	512	428	1,901	2,841	141,321	144,162	1,735	166

Total	$355,272	$141,623	$658,831	$1,155,726	$31,875,196	$33,030,922	$385,504	$273,327

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(1,176)	$(3)	$(14)	$(1,193)	$(1,873)	$(3,066)	$(14)	$—
Commercial real estate:
Non-owner occupied	3,093	(512)	(6,997)	(4,416)	295,290	290,874	(6,997)	—
Owner occupied	(1,120)	1,050	(1,961)	(2,031)	5,538	3,507	(1,961)	—
Commercial and industrial	1,961	(274)	(10,559)	(8,872)	284,807	275,935	(10,533)	(26)
Construction	—	(970)	(2,706)	(3,676)	105,885	102,209	(2,706)	—
Mortgage	20,620	28,602	(22,097)	27,125	108,908	136,033	(9,373)	(12,724)
Leasing	4,755	763	2,099	7,617	28,974	36,591	2,099	—
Consumer:
Credit cards	1,712	1,822	3,534	7,068	12,971	20,039	—	3,534
Home equity lines of credit	607	286	(167)	726	(1,667)	(941)	(167)	—
Personal	4,536	807	1,055	6,398	49,176	55,574	1,055	—
Auto	13,574	4,597	4,064	22,235	45,428	67,663	4,064	—
Other	168	(40)	653	781	13,192	13,973	552	101

Total	$48,730	$36,128	$(33,096)	$51,762	$946,629	$998,391	$(23,981)	$(9,115)

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(In thousands)	30-Sep-23	As a % of loans HIP by category	30-Jun-23	As a % of loans HIP by category	30-Sep-22	As a % of loans HIP by category	Q3 2023 vs. Q2 2023	Q3 2023 vs. Q3 2022
Non-accrual loans:
Commercial
Commercial multi-family	$588	—%	$602	—%	$251	—%	$(14)	$337
Commercial real estate non-owner occupied	16,064	0.3	23,061	0.5	32,074	0.7	(6,997)	(16,010)
Commercial real estate owner occupied	38,966	1.3	40,927	1.3	28,985	0.9	(1,961)	9,981
Commercial and industrial	25,203	0.4	35,736	0.6	42,566	0.8	(10,533)	(17,363)
Total Commercial	80,821	0.5	100,326	0.6	103,876	0.7	(19,505)	(23,055)
Construction	6,578	0.7	9,284	1.1	—	—	(2,706)	6,578
Leasing	6,842	0.4	4,743	0.3	5,697	0.4	2,099	1,145
Mortgage	199,423	2.6	208,796	2.8	274,306	3.8	(9,373)	(74,883)
Consumer
Home equity lines of credit	4,085	6.1	4,252	6.2	3,970	5.5	(167)	115
Personal	21,219	1.1	20,164	1.1	19,378	1.1	1,055	1,841
Auto	40,268	1.1	36,204	1.0	34,432	1.0	4,064	5,836
Other Consumer	2,287	1.4	1,735	1.2	11,760	8.2	552	(9,473)
Total Consumer	67,859	1.0	62,355	0.9	69,540	1.1	5,504	(1,681)

Total non-performing loans held-in-portfolio	361,523	1.1%	385,504	1.2%	453,419	1.4%	(23,981)	(91,896)
Other real estate owned (“OREO”)	82,322		86,216		93,239		(3,894)	(10,917)

Total non-performing assets [1]	$443,845		$471,720		$546,658		$(27,875)	$(102,813)

Accruing loans past due 90 days or more [2]	$264,212		$273,327		$340,503		$(9,115)	$(76,291)

Ratios:
Non-performing assets to total assets	0.64%		0.67%		0.77%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.06		1.17		1.44
Allowance for credit losses to loans held-in-portfolio	2.09		2.12		2.23
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	196.69		181.63		155.07

[1]	There were no non-performing loans held-for-sale as of September 30, 2023, June 30, 2023 and September 30, 2022.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $8 million at September 30, 2023, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (June 30, 2023 - $7 million; September 30, 2022 - $9 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $115 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of September 30, 2023 (June 30, 2023 - $133 million; September 30, 2022 - $198 million). Furthermore, the Corporation has approximately $39 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (June 30, 2023- $39 million; September 30, 2022 - $42 million).

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-23			30-Jun-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$88,716	$11,610	$100,326	$90,952	$11,048	$102,000
Plus:
New non-performing loans	2,736	1,324	4,060	3,203	4,631	7,834
Advances on existing non-performing loans	—	7	7	—	2	2
Less:
Non-performing loans transferred to OREO	(138)	—	(138)	(21)	—	(21)
Non-performing loans charged-off	(969)	(2,446)	(3,415)	(595)	(2,175)	(2,770)
Loans returned to accrual status / loan collections	(18,118)	(1,901)	(20,019)	(4,823)	(1,896)	(6,719)

Ending balance NPLs	$72,227	$8,594	$80,821	$88,716	$11,610	$100,326

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-23			30-Jun-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$9,284	$—	$9,284	$—	$—	$—
Plus:
New non-performing loans	—	—	—	9,284	—	9,284
Less:
Non-performing loans charged-off	(2,537)	—	(2,537)	—	—	—
Loans returned to accrual status / loan collections	(169)	—	(169)	—	—	—

Ending balance NPLs	$6,578	$—	$6,578	$9,284	$—	$9,284

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Sep-23			30-Jun-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$194,219	$14,577	$208,796	$224,075	$14,719	$238,794
Plus:
New non-performing loans	34,657	4,503	39,160	27,518	4,457	31,975
Advances on existing non-performing loans	—	5	5	—	76	76
Less:
Non-performing loans transferred to OREO	(5,519)	—	(5,519)	(9,226)	—	(9,226)
Non-performing loans charged-off	152	—	152	271	—	271
Loans returned to accrual status / loan collections	(36,066)	(7,105)	(43,171)	(48,419)	(4,675)	(53,094)

Ending balance NPLs	$187,443	$11,980	$199,423	$194,219	$14,577	$208,796

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended			Quarter ended
	30-Sep-23			30-Jun-23
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$292,219	$26,187	$318,406	$315,027	$25,767	$340,794
Plus:
New non-performing loans	37,393	5,827	43,220	40,005	9,088	49,093
Advances on existing non-performing loans	—	12	12	—	78	78
Less:
Non-performing loans transferred to OREO	(5,657)	—	(5,657)	(9,247)	—	(9,247)
Non-performing loans charged-off	(3,354)	(2,446)	(5,800)	(324)	(2,175)	(2,499)
Loans returned to accrual status / loan collections	(54,353)	(9,006)	(63,359)	(53,242)	(6,571)	(59,813)

Ending balance NPLs	$266,248	$20,574	$286,822	$292,219	$26,187	$318,406

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	30-Sep-23	30-Jun-23	30-Sep-22
Balance at beginning of period - loans held-in-portfolio	$700,200	$689,120	$681,750
Provision for credit losses (benefit)	43,514	35,661	39,519
Initial allowance for credit losses - PCD Loans	9	10	59

	743,723	724,791	721,328

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial multi-family	—	(1)	—
Commercial real estate non-owner occupied	(168)	430	(368)
Commercial real estate owner occupied	166	(329)	(2,395)
Commercial and industrial	(10,547)	(1,431)	1,613
Total Commercial	(10,549)	(1,331)	(1,150)
Construction	2,611	—	—
Leasing	1,442	1,593	1,338
Mortgage	(3,800)	(3,384)	(2,165)
Consumer:
Credit cards	8,631	6,502	4,483
Home equity lines of credit	(30)	(25)	(129)
Personal	17,303	12,641	8,227
Auto	9,691	2,491	7,375
Other Consumer	301	200	417
Total Consumer	35,896	21,809	20,373

Total net charged-off (recovered) BPPR	$25,600	$18,687	$18,396

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	(1)	(1)	(8)
Commercial real estate non-owner occupied	(66)	(66)	(2)
Commercial real estate owner occupied	1,202	156	(26)
Commercial and industrial	899	1,734	(475)
Total Commercial	2,034	1,823	(511)
Mortgage	(62)	(109)	(23)
Consumer:
Home equity lines of credit	12	(166)	(907)
Personal	5,032	3,708	1,237
Other Consumer	39	47	40
Total Consumer	5,083	3,589	370

Total net charged-off (recovered) Popular U.S.	$7,055	$5,303	$(164)

Total loans charged-off (recovered) - Popular, Inc.	$32,655	$23,990	$18,232

Net write- downs [1]	$—	$601	$—

Balance at end of period - loans held-in-portfolio	$711,068	$700,200	$703,096

Balance at beginning of period - unfunded commitments	$11,593	$9,415	$6,904
Provision for credit losses (benefit)	1,691	2,178	403

Balance at end of period - unfunded commitments [2]	$13,284	$11,593	$7,307

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.39%	0.29%	0.24%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	133.25%	148.65%	216.76%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.44%	0.33%	0.34%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	211.00%	151.86%	155.98%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.28%	0.22%	(0.01)%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	(148.87)%	137.32%	N.M. %

N.M. - Not meaningful.

[1]	Net write-downs for the quarter ended June 30, 2023 are related to credit cards loans reclassified to held-for-sale.
[2]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - Consolidated

(Unaudited)

30-Sep-23
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$15,223	$2,328,433	0.65%
Commercial real estate - non-owner occupied	67,149	5,035,130	1.33%
Commercial real estate - owner occupied	48,109	3,044,905	1.58%
Commercial and industrial	103,585	6,527,082	1.59%

Total commercial	$234,066	$16,935,550	1.38%

Construction	10,971	922,112	1.19%
Mortgage	91,904	7,585,111	1.21%
Leasing	10,198	1,698,114	0.60%
Consumer:
Credit cards	72,550	1,077,428	6.73%
Home equity lines of credit	2,387	67,499	3.54%
Personal	126,116	1,952,168	6.46%
Auto	155,436	3,633,196	4.28%
Other consumer	7,440	158,135	4.70%

Total consumer	$363,929	$6,888,426	5.28%

Total	$711,068	$34,029,313	2.09%

30-Jun-23
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$26,179	$2,331,499	1.12%
Commercial real estate - non-owner occupied	71,716	4,744,256	1.51%
Commercial real estate - owner occupied	51,407	3,041,398	1.69%
Commercial and industrial	99,651	6,251,147	1.59%

Total commercial	$248,953	$16,368,300	1.52%

Construction	11,332	819,903	1.38%
Mortgage	96,093	7,449,078	1.29%
Leasing	13,927	1,661,523	0.84%
Consumer:
Credit cards	71,408	1,057,389	6.75%
Home equity lines of credit	2,170	68,440	3.17%
Personal	115,828	1,896,594	6.11%
Auto	134,247	3,565,533	3.77%
Other consumer	6,242	144,162	4.33%

Total consumer	$329,895	$6,732,118	4.90%

Total	$700,200	$33,030,922	2.12%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(10,956)	$(3,066)	(0.47)%
Commercial real estate - non-owner occupied	(4,567)	290,874	(0.18)%
Commercial real estate - owner occupied	(3,298)	3,507	(0.11)%
Commercial and industrial	3,934	275,935	—%

Total commercial	$(14,887)	$567,250	(0.14)%

Construction	(361)	102,209	(0.19)%
Mortgage	(4,189)	136,033	(0.08)%
Leasing	(3,729)	36,591	(0.24)%
Consumer:
Credit cards	1,142	20,039	(0.02)%
Home equity lines of credit	217	(941)	0.37%
Personal	10,288	55,574	0.35%
Auto	21,189	67,663	0.51%
Other consumer	1,198	13,973	0.37%

Total consumer	$34,034	$156,308	0.38%

Total	$10,868	$998,391	(0.03)%

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - BPPR Operations

(Unaudited)

30-Sep-23
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,481	$294,814	1.18%
Commercial real estate - non-owner occupied	53,208	2,948,881	1.80%
Commercial real estate - owner occupied	41,493	1,407,553	2.95%
Commercial and industrial	87,579	4,329,818	2.02%

Total commercial	$185,761	$8,981,066	2.07%

Construction	5,457	170,507	3.20%
Mortgage	79,900	6,289,268	1.27%
Leasing	10,198	1,698,114	0.60%
Consumer:
Credit cards	72,550	1,077,411	6.73%
Home equity lines of credit	87	2,474	3.52%
Personal	107,707	1,763,002	6.11%
Auto	155,436	3,633,196	4.28%
Other consumer	7,438	147,532	5.04%

Total consumer	$343,218	$6,623,615	5.18%

Total	$624,534	$23,762,570	2.63%

30-Jun-23
BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$4,787	$296,877	1.61%
Commercial real estate - non-owner occupied	53,366	2,906,247	1.84%
Commercial real estate - owner occupied	41,901	1,428,058	2.93%
Commercial and industrial	81,637	4,038,823	2.02%

Total commercial	$181,691	$8,670,005	2.10%

Construction	9,554	173,735	5.50%
Mortgage	82,899	6,168,288	1.34%
Leasing	13,927	1,661,523	0.84%
Consumer:
Credit cards	71,408	1,057,372	6.75%
Home equity lines of credit	96	2,570	3.74%
Personal	96,046	1,685,966	5.70%
Auto	134,247	3,565,533	3.77%
Other consumer	6,240	135,292	4.61%

Total consumer	$308,037	$6,446,733	4.78%

Total	$596,108	$23,120,284	2.58%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	(1,306)	(2,063)	(0.43)%
Commercial real estate - non-owner occupied	(158)	42,634	(0.04)%
Commercial real estate - owner occupied	(408)	(20,505)	0.02%
Commercial and industrial	5,942	290,995	—%

Total commercial	$4,070	$311,061	(0.03)%

Construction	(4,097)	(3,228)	(2.30)%
Mortgage	(2,999)	120,980	(0.07)%
Leasing	(3,729)	36,591	(0.24)%
Consumer:
Credit cards	1,142	20,039	(0.02)%
Home equity lines of credit	(9)	(96)	(0.22)%
Personal	11,661	77,036	0.41%
Auto	21,189	67,663	0.51%
Other consumer	1,198	12,240	0.43%

Total consumer	$35,181	$176,882	0.40%

Total	$28,426	$642,286	0.05%

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table Q - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

30-Sep-23
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$11,742	$2,033,619	0.58%
Commercial real estate - non-owner occupied	13,941	2,086,249	0.67%
Commercial real estate - owner occupied	6,616	1,637,352	0.40%
Commercial and industrial	16,006	2,197,264	0.73%

Total commercial	$48,305	$7,954,484	0.61%

Construction	5,514	751,605	0.73%
Mortgage	12,004	1,295,843	0.93%
Consumer:
Credit cards	—	17	—%
Home equity lines of credit	2,300	65,025	3.54%
Personal	18,409	189,166	9.73%
Other consumer	2	10,603	0.02%

Total consumer	$20,711	$264,811	7.82%

Total	$86,534	$10,266,743	0.84%

30-Jun-23
Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$21,392	$2,034,622	1.05%
Commercial real estate - non-owner occupied	18,350	1,838,009	1.00%
Commercial real estate - owner occupied	9,506	1,613,340	0.59%
Commercial and industrial	18,014	2,212,324	0.81%

Total commercial	$67,262	$7,698,295	0.87%

Construction	1,778	646,168	0.28%
Mortgage	13,194	1,280,790	1.03%
Consumer:
Credit cards	—	17	—%
Home equity lines of credit	2,074	65,870	3.15%
Personal	19,782	210,628	9.39%
Other consumer	2	8,870	0.02%

Total consumer	$21,858	$285,385	7.66%

Total	$104,092	$9,910,638	1.05%

Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(9,650)	$(1,003)	(0.47)%
Commercial real estate - non-owner occupied	(4,409)	248,240	(0.33)%
Commercial real estate - owner occupied	(2,890)	24,012	(0.19)%
Commercial and industrial	(2,008)	(15,060)	(0.08)%

Total commercial	$(18,957)	$256,189	(0.26)%

Construction	3,736	105,437	0.45%
Mortgage	(1,190)	15,053	(0.10)%
Consumer:
Credit cards	—	—	—%
Home equity lines of credit	226	(845)	0.39%
Personal	(1,373)	(21,462)	0.34%
Other consumer	—	1,733	—%

Total consumer	$(1,147)	$(20,574)	0.16%

Total	$(17,558)	$356,105	(0.21)%

Popular, Inc.

Financial Supplement to Third Quarter 2023 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Sep-23	30-Jun-23	30-Sep-22
Total stockholders’ equity	$4,457,608	$4,565,009	$3,674,838
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,428)	(827,428)	(827,428)
Less: Other intangibles	(10,559)	(11,354)	(13,738)

Total tangible common equity	$3,620,478	$3,704,084	$2,811,529

Total assets	$69,736,936	$70,838,266	$70,729,675
Less: Goodwill	(804,428)	(827,428)	(827,428)
Less: Other intangibles	(10,559)	(11,354)	(13,738)

Total tangible assets	$68,921,949	$69,999,484	$69,888,509

Tangible common equity to tangible assets	5.25%	5.29%	4.02%
Common shares outstanding at end of period	72,127,595	72,103,969	72,673,344
Tangible book value per common share	$50.20	$51.37	$38.69

	Quarterly average
Total stockholders’ equity [1]	$6,636,364	$6,553,488	$6,061,748
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(827,177)	(827,427)	(759,318)
Less: Other intangibles	(11,083)	(11,875)	(24,039)

Total tangible equity	$5,775,961	$5,692,043	$5,256,248
Return on average tangible common equity	9.36%	10.63%	31.86%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com